Exhibit 24.2

                         Consent of Independent Auditors




         We hereby consent to the use in the OTS Application to Convert on Form AC and in the SEC Registration Statement on Form SB-2 of our report dated July 18, 1997, relating to the consolidated financial statements of Wyman Park Federal Savings and Loan Association for the two years ended June 30, 1997, and the use of our name under the caption "Experts" in the Prospectus, which is part of the OTS Application and the SEC Registration Statement.




                                                     /s/ Wooden & Benson



November 5, 1997
Baltimore, Maryland